Calculation of Filing Fee Tables
S-8
e.l.f. Beauty, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.01 par value per share	Other	1,181,044	$ 54.95	$ 64,898,367.80	0.0001381	$ 8,962.46
2	Equity	Common stock, $0.01 par value per share	Other	590,522	$ 46.71	$ 27,583,282.62	0.0001381	$ 3,809.25
Total Offering Amounts:						$ 92,481,650.42		$ 12,771.71
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 12,771.71
Offering Note
[1]	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the Securities Act), this Registration Statement shall also cover any additional shares of the Registrants Common Stock (Common Stock) that become issuable under the Registrants 2016 Equity Incentive Award Plan, as amended (the 2016 Plan), by reason of any stock dividend, stock split or similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of Common Stock. Note 1a: The Amount Registered represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2016 Plan on January 1, 2026 pursuant to an evergreen provision contained in the 2016 Plan. Pursuant to such provision, the number of shares of Common Stock reserved for issuance pursuant to awards under the 2016 Plan shall be increased on the first day of each calendar year ending in 2026, equal to the lesser of (i) 2% of the shares of Common Stock outstanding on the last day of the immediately preceding calendar year and (ii) such smaller number of shares of Common Stock as determined by the Registrants Board of Directors; provided, that no more than 22,627,878 shares of Common Stock may be issued upon the exercise of incentive stock options under the 2016 Plan. Note 1b: The Proposed Maximum Offering Price Per Unit was estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $54.95 per share, which is the average of the high and low prices of Common Stock on May 14, 2026, as reported on the New York Stock Exchange.

[2]	Pursuant to Rule 416 of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Registrants 2016 Employee Stock Purchase Plan (ESPP) by reason of any stock dividend, stock split or similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of Common Stock. Note 2a: The Amount Registered represents shares of Common Stock that were automatically added to the shares authorized for issuance under the ESPP on January 1, 2026 pursuant to an evergreen provision contained in the ESPP. Pursuant to such provision, the number of shares of Common Stock reserved for issuance under the ESPP shall be increased on the first day of each calendar year ending in 2026, equal to the lesser of (i) 1% of the shares of Common Stock outstanding on the last day of the immediately preceding calendar year and (ii) such smaller number of shares of Common Stock as determined by the Registrants Board of Directors; provided, that no more than 6,788,363 shares of Common Stock may be issued under the ESPP, subject to certain adjustments. Note 2b: The Proposed Maximum Offering Price Per Unit was estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $54.95 per share, which is the average of the high and low prices of Common Stock on May 14, 2026, as reported on the New York Stock Exchange, multiplied by 85%. Pursuant to the ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value of a share of Common Stock on the applicable Enrollment Date or Purchase Date (as defined in the ESPP).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources